                                HARBORSIDE GOLF CENTER
                                 MANAGEMENT AGREEMENT


    THIS AGREEMENT is made as of this 1st day of July, 1996, by and between METROGOLF MANAGEMENT, INC., a Colorado corporation ("MGM"), having an address of 1700 Broadway, Suite 1900, Denver, Colorado 80290, and METROGOLF (SAN DIEGO) INCORPORATED, a Colorado corporation ("Owner") having an address of c/o MetroGolf Incorporated, 1999 Broadway, Suite 2435, Denver, Colorado 80202.

    WHEREAS, Owner subleases premises consisting of a clubhouse, a double-tiered, double-ended driving range and related recreational facilities located in San Diego, California, known as the Harborside Golf Center (the "Facility");

    WHEREAS, MGM is in the business of managing golf courses and clubs; and

    WHEREAS, Owner desires to engage MGM to manage the Facility;

    NOW, THEREFORE, in consideration of the covenants and agreements of the parties contained herein, it is mutually agreed as follows:

    1. TERM OF AGREEMENT. The term of this Agreement shall commence on July 1, 1996, (the "Effective Date") and shall expire on June 30, 1997, unless earlier terminated pursuant to Paragraph 7 hereof.

    2. MANAGEMENT SERVICES. Owner agrees that MGM shall, during the term of the Agreement and subject to the terms of this Agreement, have the sole and exclusive right to manage the Facility as an independent contractor pursuant to the terms of this Agreement. Owner agrees that it will cooperate reasonably with MGM to permit MGM to carry out its duties under this Agreement. MGM shall have the responsibility for providing and the authority to provide the general operational management services for the Facility, including, without limitation, the following services, subject to Owner's continuing performance of its obligations hereunder:

         A. MGM shall, at the expense of the Facility, recruit, employ, and supervise all personnel necessary to provide services at the Facility as may be contemplated by the Annual Budget and Program (as hereinafter defined) including, but not limited to a full-time, on-site general manager. The cost of all on-site personnel will be an expense of the Facility. Additionally, if it becomes necessary to move accounting personnel off-site, the cost of such off-site office space shall be an expense of the Facility in accordance with a budget approved by the Owner.

         B. MGM shall, at the expense of the Facility, obtain (in accordance with the Annual Budget and Program) merchandise for the pro shop, if any, at the Facility.

         C. MGM shall supervise and operate on behalf of Owner, as applicable, the practice range, pro shop, food and beverage, golf schools, teaching programs and other ancillary services at the Facility.

         D. MGM shall develop a list of required equipment and a purchase/lease schedule and maintain in good working condition and order the physical plant and equipment at the Facility, including all physical structures which are part of the Facility, and all vehicles and other maintenance equipment necessary to the maintenance and operation of the Facility in the normal course of business.

         E. MGM shall, at no additional charge to Owner other than reimbursement of reasonable out-of-pocket travel-related expenses, make its staff available to Owner upon request for consultation regarding the Facility, including, as applicable, but not limited to, operating procedures, agronomy, golf shop and food and beverage service, management and operation, capital improvements (exclusive of the services described in Paragraph 6B as being services not included in MGM's normal duties), driving range operation, clubhouse space utilization and operations, and fee structure.

         F. MGM shall recommend a schedule of prices and fees for Facility products and services for Owner's approval and design and implement such special events and marketing strategies, such as golf programs, exhibitions and clinics, as it may deem appropriate to promote the Facility.

         G. MGM shall provide the following budgeting, bookkeeping and reporting services to Owner (it being understood that copies of all books and records shall be kept at the Facility or other agreed upon location):

              a. MGM shall prepare and deliver to the Owner and its designees in accordance with its own procedures and formats regular monthly and annual operating statements which shall include, without limitation, comments regarding each monthly and annual report and such other items as Owner may reasonable request. As part of its management responsibilities, MGM will assign a regional controller to review all accounting work.

                   Monthly operating statements shall be furnished to Owner and its designees by the 15th day following the last day of each month; and annual operating statements shall be furnished by the 30th day following the last day of each calendar year.

              b. MGM shall prepare and deliver to Owner prior to September 1, 1996 (i) an annual operating budget, including a projection of anticipated monthly revenues and expenses and cash flows for the Facility for the following calendar year including, without limitation, a reasonable contingency and anticipated working capital requirements over the course of the year,
                   (ii) a capital improvements budget for the next calendar year, (iii) if applicable, a corporate and individual membership program, (iv) if applicable, a hotel package program and (v) a general marketing and operational program with respect to the Facility including, without limitation, operating policies, standards for operations and quality of service standards (collectively, the "Annual Budget and Program"). MGM and Owner shall use their mutual best efforts to agree upon the Annual Budget and Program for the following year on or before calendar year end. Each party may from time to time propose to the other party during the course of the year such changes or amendments to the Annual Budget and Program as such party may consider necessary or appropriate and MGM and Owner shall use their mutual best efforts to agree upon such changes or amendments within thirty (30) days after such proposal is made. Any approved modifications shall be in writing. MGM shall obtain prior approval for contracts in excess of $10,000 or 12 months in duration. MGM shall secure the approval of Owner for expenditures in excess of 110% of any expense line item in the Annual Budget, except for emergencies.

              c. MGM shall establish, administer, and maintain the payroll procedure and systems for the MGM employees at the Facility and shall be responsible for providing benefits to, and handling the appropriate payroll deductions for, individual employees. All personnel shall be employees of MGM. Benefits will include vacations, sick leave, and such additional benefits as MGM may reasonably deem in its discretion appropriate for the employees.

         H. MGM shall, at Owner's request, at the end of each calendar month remit directly to Owner all amounts then in the Working Capital Account (as hereinafter defined) in excess of the Minimum Funds Balance (as hereinafter defined) by wire transfer to said account as Owner may from time to time designate by written notice to MGM .

         MGM shall pay all operating expenses for the Facility on behalf of Owner from the Working Capital Account which expenses shall include, but not be limited to, payments of any debt service, leasehold obligations, personal property taxes, payroll and related expenses, management fees, and operating expenses.

         Owner shall maintain resources to cover shortfalls in winter months.

         I. MGM shall regularly consult with the Owner regarding the Facility and its operations.

    3. WORKING CAPITAL. Owner shall have the ongoing responsibility to provide all necessary funding of the working capital requirements of the Facility as set forth in the Annual Budget and Program then in effect. At the commencement of this Agreement, Owner shall establish a business checking account for the Facility (the "Working Capital Account") and delegate exclusive control over such Working Capital Account to MGM subject to its use being in compliance with the Annual Budget and Program. Owner agrees to maintain adequate reserves based on the Annual Budget and Program so as to maintain operations throughout the term of this Agreement. Whenever the funds balance in the Working Capital Account is less than the minimum funds needed to maintain operations, Owner shall, within ten (10) business days after being notified thereof by MGM, deposit into the Working Capital Account such additional funds as will restore the account to the amount necessary; provided that upon cancellation or termination of this Agreement for any reason or upon the occurrence of a material default by MGM the delegation of control over such Working Capital Account to MGM shall be immediately revoked and all funds in the Working Capital Account shall be immediately paid over to Owner by MGM.

    4. INSURANCE. MGM shall negotiate, secure and at all times maintain liability, property damage and other insurance for the Facility in such amounts and through agents and with underwriters reasonably acceptable to Owner and in compliance with Owner's sublease. Owner shall be liable for the payment of the premiums of said insurance for so long as Owner shall own or operate the Facility during the term of this Agreement. Such policies shall name MGM, Owner, and its landlord as co-insured under such policies. All insurance policies required hereunder shall contain a provision requiring the insurer to notify MGM, Owner and its landlord at least thirty (30) days in advance of any cancellation or termination of such policy and satisfactory waiver of subrogation provisions. MGM shall be responsible for securing and maintaining all of the insurance policies required hereunder, provided, however that MGM shall have no obligation to pay such premiums from its own funds. If MGM secures such insurance as a part of any blanket policy the premiums attributable to the Facility shall be determined by making a reasonable allocation based on the relation of the amount of insurance carried for the Facility to the total policy amount. The liability insurance must have a minimum limit of [TEN MILLION DOLLARS ($10,000,000)] and the property damage insurance shall be written on a full replacement cost basis and otherwise in accordance with the requirements of Owner and its landlord. The premiums for any such policies shall be paid from the working capital to be provided by Owner pursuant to Paragraph 3 hereof and in accordance with the Annual Budget and Program, or by Owner in the event there is insufficient working capital available.

    5. COMPENSATION AND FEES. For its services hereunder, MGM shall be entitled to a base fee (the "Base Fee") of $5,000.00 per month with respect to each month during the term of this Agreement payable on the first day of each such month.

    6.   CAPITAL EXPENDITURES.

         A. Capital improvements shall be deemed to include any item purchased in connection with the operation of the Facility which:

              a.   has an economic useful life in excess of one (1) year; and

              b.   costs in excess of Ten Thousand Dollars ($10,000).

         All costs for capital improvements shall be the responsibility of Owner and all decisions as to whether or not to undertake any capital improvements projects or otherwise in respect of any capital improvements shall be made by the Owner.

         B. MGM shall (except in the case of supervision of repair and replacements made in the normal course which shall be a part of MGM's regular duties under this Agreement) upon the request of Owner perform construction supervision over the capital development or capital improvement to the Facility, its related facilities or the land upon which they are erected, provided, however, that prior to performing such services the parties shall have agreed to the amount of additional compensation to be paid to MGM for said services as well as the scope of the additional services. Notwithstanding the foregoing, MGM shall, as a part of its regular duties, but without the obligation to supervise the capital improvement project in question, review with Owner, solely in its capacity as manager of the Facility, the design and construction of such capital improvement projects and alert Owner to any problems or defects of which it becomes aware.

    7.   CANCELLATION.

         A. Either party may immediately cancel this Agreement by delivering written notice thereof to the other if the other becomes insolvent, makes an assignment for the benefit of its creditors, or becomes a party for more than sixty (60) days to any voluntary or involuntary insolvency proceeding or bankruptcy under any state statute or reorganization.

         B. Either party may unilaterally cancel this Agreement at any time upon sixty (60) days prior written notice to the other in the event of a default hereunder.

         C. Upon 30 days notice from Owner, in the event of sale or other transfer of the Facility, Owner shall have the unilateral right to cancel this Agreement without penalty.

         D. Upon ninety (90) days' written notice given to MGM and payment of a termination fee equal to $30,000.00 on the effective date of termination, Owner may terminate this Agreement.

         E. Upon termination of Owner's sublease for the Facility, this Agreement shall terminate.


    In the event of termination, MGM shall be paid all deferred fees with interest due hereunder on the effective date of termination.

    8.   DEFAULT.

         A. Subject to the grace periods provided in paragraph 9A below, Owner shall be in material default of this Agreement if it:

              a. fails to timely pay MGM any fees, compensation or reimbursement due MGM pursuant to this Agreement;

              b. fails to provide working capital in accordance with Paragraph 3 hereof; or

              c.   breaches any other material provision of this Agreement.

         B. Subject to the grace periods provided in paragraph 9A below, MGM shall be in material default of this Agreement if it:

              a. commits waste upon the Facility or fails to maintain in good working order any material improvements or component of the Facility;

              b. fails to maintain the amenities of the Facility in reasonably good condition, subject to the abnormal weather conditions, acts of God, or other events or conditions beyond the reasonable control of MGM;

              c. breaches any other material provision of this Agreement or fails to provide customary management services to operate the Facility on a first class basis and to use its best efforts to maintain and maximize profitability.

    9.   REMEDIES FOR DEFAULT.

         A. When either party to this Agreement believes that the other party (the "Defaulting Party") is in material default of this Agreement, it shall give written notice thereof to the Defaulting Party, and the Defaulting Party shall have ten (10) days in the event of a payment default by either party, or such longer period (not to exceed a period of 30 days) as shall be reasonably necessary due to weather, growing conditions, or other factors beyond the reasonable control of the Defaulting Party, within which to cure the default.

         If the Defaulting Party does not cure the default in a timely manner, the other party may terminate this Agreement by delivering written notice thereof to the Defaulting Party, in which case this Agreement shall terminate as of the date of such notice. Upon such termination, in addition to any applicable provisions under this Agreement or available remedies at law or in equity, the parties shall pay each other any amounts described in Paragraph 5 hereof which have accrued through the date of such termination subject to any offsets which may exist and the determination of any arbitration regarding the default in question.

         B. In addition to the provisions of Paragraph 9A above, and the other cancellation and termination rights set forth in this Agreement, the non-defaulting party shall be entitled to all other rights and remedies available at law or in equity.

    10. USE OF FACILITY. During the term of this Agreement, the Facility shall be open to the public and operated on a selected daily fee basis unless otherwise provided and agreed to in the Annual Budget and Program.

    11. LIQUOR LICENSE. Subject to any relevant California Alcoholic Beverage Control ("ABC") licensing requirements, Owner shall maintain at all times (except for the application period) a valid liquor license on the premises and MGM shall use its best efforts to comply with all relevant ABC laws regarding the use of such license. MGM may engage a separate entity to apply for and hold a liquor license, and operate such on the premises under a separate management agreement.

    12. FORCE MAJEURE; FIRE AND OTHER CASUALTY. If all or any portion of the Facility is destroyed by fire or other casualty, such damage or destruction shall not be a cause for termination hereunder by either party unless such damage or destruction results in the whole or a substantial part of the Facility being unusable for its intended purpose for a period of six months or longer or, in the case of such total or substantial damage or destruction that Owner shall decide not to rebuild, then in either such event, this Agreement shall terminate on notice from Owner to MGM of such termination and neither party shall have any further rights or obligations hereunder provided that MGM shall be paid all of its accrued and deferred fees upon termination.

    13.  INDEMNIFICATION.

         A. Owner agrees to indemnify and hold harmless MGM, its officers, directors and employees from and against any and all losses, claims, damages, expenses, or liabilities

         (or actions in respect thereof) which arise out of or are based upon, directly or indirectly, the performance of its duties pursuant to the terms of this Agreement or result from any violation or omissions on their part of any agreement or undertaking set forth herein except for items of breach of the Agreement or negligence or willful misconduct on the part of MGM. Expenses shall include any legal or other expenses reasonable incurred by MGM, its officers, directors and employees in connection with investigating or defending any such loss, claim, damage, liability or action.

         B. Promptly after receipt by MGM or its officers, directors and employees under this Paragraph 13 of notice of the commencement of any action against such party, such indemnified party will, if a claim in respect thereof is to be made against Owner under this Paragraph 13, notify Owner of the commencement thereof within 14 days after receipt by the indemnified party of notice of the commencement of any action against such party. An omission to so notify will relieve Owner from any liability which it may have to an indemnified party under this Paragraph 13 if such omission impairs Owner's ability to defend or minimize exposure. In case any such action is brought against any indemnified party, and it notifies Owner of the commencement thereof, Owner will be entitled to participate in and, to the extent that it may wish, assume the defense of such action, with counsel satisfactory to such indemnified party. Upon notice of their election to assume the defense of such action, Owner will not be liable to such indemnified party under this Paragraph 13 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation, unless incurred at the request or with the consent of Owner.

         C. The agreements contained in this Paragraph 13 and the representations, warranties and covenants made by Owner in this Agreement, as set forth above, shall remain operative and in full force and effect regardless of:

              a. any investigation made by or on behalf of any person indemnified;

              b.   a sale or other transfer of the ownership of the Facility;

              c. termination of this Agreement pursuant to Paragraph 8 and/or 9 above; or

              d. cancellation of this Agreement pursuant to Paragraph 7 above.

    14.  GENERAL PROVISIONS.

         A. This Agreement represents the entire understanding and agreement between the parties with respect to the subject matter hereof, and supersedes all other negotiations, understandings, and representations (if any) made by and between such parties.

         B. The provisions of this Agreement may only be amended or supplemented in a writing signed by both parties.

         C. Neither party may assign its rights and/or obligations hereunder without the prior written consent of the other party.

         D. The parties hereby agree from time to time to execute and deliver such further and other instruments and documents, and do all such other acts and things which may be convenient or necessary to more effectively and completely carry out the intentions of the Agreement.

         E. Subject to any problem which may be encountered due to the circumstances arising from the prior operation of the Facility, MGM shall endeavor at all times operate, use, and conduct the business of the Facility in a lawful manner and in full compliance with all applicable governmental laws, ordinances, rules and regulations, and maintain all licenses and permits relating to the Facility, with Owner's full cooperation, in full force and effect and cooperate and endeavor to obtain all licenses and permits first required after the commencement of the term of this Agreement required in connection with the management, use, and operation of the Facility.

         F. All of the terms and provisions of this Agreement shall be binding and inure to the benefit of the parties and their respective permitted successors and assigns provided that this Agreement is not assignable by either party without the prior written consent of the other party. This Agreement is solely for the benefit of the parties hereto and not for the benefit of any third party, provided, however, a sale, lease, or other transfer of the Facility by Owner shall not terminate this Agreement and the purchaser and/or assignee of Owner shall be bound by the provisions hereof, in which event (excluding the lease of the Facility) Owner shall be released from all liability hereunder except for obligations accruing prior to said sale, lease or transfer payment of accrued fees and Paragraph 13 hereof.

         G. All notices, request, consents and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given:

              a.   when delivered, if hand delivered; or

              b. One (1) business day after deposit with a reputable overnight courier marked for "next business day" delivery; or

              c. upon receipt, if sent by telefacsimile, provided that an original thereof is thereafter sent in the manner provided above, and shall be addressed as follows:

                   In the case of MGM:

                   MetroGolf Management, Inc.
                   1700 Broadway, Suite 1900
                   Denver, Colorado 80290
                   Attn: Anthony A. Suttile
                   Telephone:  (303) 294-9300
                   Facsimile:  (303) 294-9360

                   In the case of Owner:

                   MetroGolf (San Diego) Incorporated
                   c/o MetroGolf Incorporated
                   1999 Broadway, Suite 2435
                   Denver, Colorado 80202
                   Attention:  Charles D. Tourtellotte
                   Telephone:  (303) 294-9300
                   Telefacsimile:  (303) 294-9360

                   or to such other address as either party may designate by notice complying with the terms of this subparagraph.

         H. The headings contained this Agreement are for convenience of reference only, and shall not limit or otherwise affect in any way the meaning or interpretation of this Agreement.

         I. If any provision of this Agreement or any other agreement entered into pursuant hereto is contrary to, prohibited by or deemed invalid or unenforceable under, applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited, invalid or unenforceable, but the remainder of such provision and this Agreement shall not be invalidated or rendered unenforceable thereby, and shall be given full force and effect so far as possible.

         J. The failure or delay of either party at any time to require performance by the other party of any provision of this Agreement shall not affect the right of such party to subsequently require performance of that provision or to exercise any right, power or remedy hereunder. Waiver by either party of a breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power or remedy under this Agreement. No notice to or demand on either party in any event shall, of itself, entitle such party to any other or further notice or demand in similar or other circumstances, except as otherwise herein provided.

         K. This Agreement and all transactions contemplated hereunder shall be governed by, construed, and enforced in accordance with, the laws of the state of Colorado, without regard to its conflicts of law provisions.

         L. Nothing in this Agreement shall be construed to create a partnership or joint venture between the parties. The parties acknowledge that the relationship of MGM to Owner is that of an independent contractor.

         M. No remedy herein conferred upon either party is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity.

         N. Each party hereby represents to the other party that it has the right, power, authority, and financial ability to enter into this Agreement and to perform its obligations under this Agreement, and that it is not restricted by contract or otherwise from entering into and performing this Agreement. In addition to all other remedies available hereunder or at law or in equity, each party hereby agrees to defend, indemnify and hold the other harmless against and from any and all costs, damages, claims, and expenses (including, without limitation, all reasonable attorneys' fees and expenses) incurred by the indemnitee as a result of or relating to the breach of any provision of this Agreement by the indemnitor.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                  OWNER:

                                  METROGOLF (SAN DIEGO) INCORPORATED, a
                                  Colorado corporation



                                  By:  /s/ J.D. Finley
                                       --------------------------------
                                       J.D. Finley
                                       Vice President

                                  MANAGER:

                                  METROGOLF MANAGEMENT, INC., a Colorado
                                  corporation


                                  By:  /s/ J.D. Finley
                                       ---------------------------------
                                       J.D. Finley
                                       Vice President


STATE OF Colorado       )
                        )    ss.
City and COUNTY OF Denver)

    The foregoing instrument was acknowledged before me this 15th day of August, 1996, by J.D. Finley, as Vice President of Metrogolf (San Diego) Incorporated, a Colorado corporation.

    WITNESS my hand and official seal.

    My commission expires:        MY COMMISSION EXPIRES DEC. 15, 1998
                                  410 17TH ST., 22ND FLOOR
                                  DENVER, COLORADO 80202


                                  /s/ signature illegible
                                  --------------------------------------
                                  Notary Public

STATE OF Colorado       )
                        ) ss.
City and COUNTY OF Denver)


    The foregoing instrument was acknowledged before me this 15th day of August, 1996, by J.D. Finley, as Vice President of Metrogolf Management, Inc., a Colorado corporation.

    WITNESS my hand and official seal.

    My commission expires:        MY COMMISSION EXPIRES DEC. 15, 1998
                                  410 17TH ST., 22ND FLOOR
                                  DENVER, COLORADO 80202


                                  /s/ signature illegible
                                  -------------------------------------------
                                  Notary Public